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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS


     We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 7, 2000, in the Registration Statement and related Prospectus of NTL Communications Corp. for the registration of EURO 300,000,000 12 3/8% senior notes due 2008.

New York, New York
February 7, 2001                                           /s/ ERNST & YOUNG LLP